                                                                   EXHIBIT 1.1
                                1,000,000 Shares

                       Microchip Technology Incorporated

                                  Common Stock

                               ($0.001 Par Value)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                          , 1997
                                                             -------------


Alex. Brown & Sons Incorporated
Deutsche Morgan Grenfell Inc.
Prudential Securities Incorporated
Robertson, Stephens & Company LLC
c/o Alex. Brown & Sons Incorporated
135 East Baltimore Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

     Microchip Technology Incorporated, a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in
Schedule I hereto an aggregate of 1,000,000 shares of the Company's Common Stock, $0.001 par value (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell, at the Underwriters' option, an aggregate of up to 150,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth in Section 2(c) below.

     As the Underwriters, you have advised the Company (a) that you are authorized to enter into this Agreement, and (b) that each of you is willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite your respective name in Schedule I, plus your pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned options are exercised) are herein collectively called the "Shares."

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

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

     1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents
          ---------------------------------------------
and warrants as follows:

          (a) A registration statement on Form S-3 (File No. 33-__________) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, (the "Act") and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of Rule 430A of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A, incorporated therein by reference and contained in the Prospectus referred to below, has been declared effective by the Commission under the Act and no post effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) and Rule 430A is herein referred to as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

          (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Registration Statement; each of the subsidiaries of the Company, as listed in Exhibit 22.1 to Item 16(a) of the Registration Statement on Form S-1 (File No. 33-57960) filed with the Commission on February 5, 1993 (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification; the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and security interests (except as set forth in the Registration Statement); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

          (c) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

          (d) The Shares conform with the statements concerning them in the Registration Statement.

          (e) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and in all respects conform or will conform, as the case may be, to the requirements of the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, specifically for use in the preparation thereof.

          (f) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations of the Company and Subsidiaries consolidated, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied (except as stated therein) throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein.

          (g) There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency which might result in any material adverse change in the business or condition of the Company and of the Subsidiaries taken as a whole, except as set forth in the Registration Statement.

          (h) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The

Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement.

          (i) The Company and the Subsidiaries have filed all Federal, State and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due.

          (j) Since the respective dates as of which information is given in the Registration Statement, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management, or business prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Registration Statement.

          (k) Neither the Company nor any of the Subsidiaries is in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the business or financial condition of the Company and the Subsidiaries taken as a whole. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, except where such breach, violation or default would not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole.

          (l) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

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

          (m) The Company and each of the Subsidiaries holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; and neither the Company nor any of the Subsidiaries has infringed any patent, patent right, trade name, trademark, copyrights or trade secret, which infringement is material to the business of the Company and the Subsidiaries taken as a whole.

          (n) KPMG Peat Marwick, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

          (o) Each executive officer and director of the Company has executed a market stand-off agreement restricting such stockholder from directly or indirectly selling, offering to sell, contracting to sell (including, without limitation, selling short), granting any option to purchase or otherwise transferring or disposing of (other than to donees who agree to be similarly bound) more than (a) 30,000 shares of Common Stock in the case of Steve Sarghi or (b) 10,000 shares of any securities of the Company, for at least 90 days following the date of the Prospectus.

          (p) The Company has not been advised, and has no reason to believe, that either it or any of its Subsidiaries has not conducted or is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it has conducted or is conducting business, including, without limitation, all applicable local, state and federal employment and environmental laws and regulations, except where failure to have been or to be in compliance did not and would not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole.

     2.   PURCHASE, SALE AND DELIVERY OF THE SHARES.
          -----------------------------------------

          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $______________ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

          (b) Payment for the Firm Shares to be sold hereunder is to be made in same day funds available in New York against delivery of certificates therefor for the accounts of the Underwriters. Such payment and delivery are to be made at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the third business day after the date of this Agreement or at such other time and date not later than third business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Underwriters request in writing not later than the third full business day prior to the Closing Date, and will be made available for inspection by the Underwriters at least one business day prior to the Closing Date.

          (c) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted pursuant to this Section 2(c) may be exercised in whole or in part but only once and at any time upon written notice given before 11:59 p.m. on the later of January _____, 1997 and 30 days after the date of this Agreement, by you, the Underwriters, to the Company setting forth the number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriters but shall not be earlier than three nor later than 10 full business days after the exercise of this option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of this option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to 1,000,000, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters.
The Underwriters may cancel this option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that this option is exercised, payment for the Option Shares shall be made on the Option Closing Date in same day funds available in New York against delivery of certificates therefor at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland.

     3.   OFFERING BY THE UNDERWRITERS.  It is understood that the Underwriters
          ----------------------------
are to make a public offering of the Firm Shares as soon as they deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriters may from time to time thereafter sell stock of the Company on terms other than as set forth herein. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4.   COVENANTS OF THE COMPANY.  The Company covenants and agrees with the
          ------------------------
Underwriters that:

          (a) The Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

          (b) The Company will advise the Underwriters promptly of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (c) The Company will cooperate with the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Shares.

          (d) The Company will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Prospectus as the Underwriters may reasonably request. The Company will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request. The Company will deliver to the Underwriters at or before the Closing Date, two signed copies of the Registration Statement and all amendments thereto, including all exhibits filed therewith, and will deliver to the Underwriters such number of copies of the Registration Statement, but without exhibits, and of all amendments thereto, as the Underwriters may reasonably request.

          (e) If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (g) The Company will, for a period of four years from the Closing Date, deliver to the Underwriters copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended. The Company will deliver to the Underwriters similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

          (h) Other than pursuant to (A) the Company's Employee Stock Purchase Plan, (B) the Company's International Employee Stock Purchase Plan, (C) the Company's 1993 Stock Option/Stock Issuance Plan, (D) an acquisition by the Company of another corporation or (E) a registration statement on Form S-8, until 90 days after the date of the Prospectus, the Company will not, without the prior written consent of the Underwriters, directly or indirectly, sell (including, without limitation, any short sale), offer to sell, grant any option for the sale of, issue, distribute or otherwise dispose of any shares of Common Stock or any options, rights or warrants with respect to any Common
Stock or any security convertible into Common Stock or register for sale under the Act any Common Stock.

          (i) The Company will use its best efforts to designate the Shares on the National Association of Securities Dealers Automated Quotation (herein called "Nasdaq") National Market System.

     5.   COSTS AND EXPENSES.  The Company will pay all costs, expenses and fees
          ------------------
incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and the disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Selling Memorandum, the Underwriters' Questionnaire, the Invitation Letter, the Power of Attorney, the Application for Inclusion, the Blue Sky Survey and any supplements or amendments thereto; any transfer taxes imposed on the sale of the Shares to the Underwriters; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the Entry Fees and Annual Fees of the NASD; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Shares to the Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 6 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     6.   CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.  The several
          ---------------------------------------------
obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date, are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission.

          (b) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Wilson, Sonsini Goodrich & Rosati, P.C., counsel for the Company, dated the Closing Date, or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; to such counsel's knowledge, the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole.

          (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of its Common Stock have been duly authorized; the outstanding shares of its Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform in all material respects to the description thereof contained in the Prospectus; the certificates for the Shares are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

          (iii) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

          (iv) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial or statistical information included therein or as to information supplied by the Underwriters for use therein).

          (v) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A as filed with the Commission on February 5, 1993, insofar as such statements constitute a summary of documents referred to therein or matters of law, are in all material respects accurate summaries and fairly and correctly present the information called for with respect to such documents and matters of law.

          (vi) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

          (vii) Such counsel knows of no material legal proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

          (viii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Company. To such counsel's knowledge, the execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound and that has been certified by the Company to such counsel as an instrument under which the Company or any of its Subsidiaries enjoys substantial rights or benefits (and such counsel shall state that they know of no material agreement or instrument of the Company or any of the Subsidiaries to be in existence which has not been so certified), except where such breach, violation or default would not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole.

          (ix) This Agreement has been duly authorized, executed and delivered by the Company.

          (x) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the National Association of Securities Dealers, Inc. or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

     In rendering such opinion, Wilson, Sonsini, Goodrich & Rosati, P.C., may rely as to matters governed by the laws of states other than Delaware or Federal laws on local counsel in such jurisdictions provided that in each case such counsel shall state that they believe that they and the Underwriters are justified in relying on such local counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act, the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date, or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (c) The Underwriters shall have received from counsel for the Company, an opinion dated the Closing Date, or any Option Closing Date, as the case may be, relating to certain patent matters in form and substance satisfactory to the Underwriters and Gray Cary Ware & Freidenrich, A Professional Corporation, counsel for the Underwriters.

          (d) The Underwriters shall have received legal opinions in form and substance satisfactory to the Underwriters and Gray Cary Ware & Freidenrich, A Professional Corporation, counsel to the Underwriters, as to the due organization, valid existence, corporate power and authority and qualification to do business of the Subsidiaries, the ownership of and the absence of liens on the outstanding capital of the Subsidiaries and the absence of any additional options, warrants or rights to purchase capital stock or ownership interests in the Subsidiaries.

          (e) The Underwriters shall have received from Gray Cary Ware & Freidenrich, A Professional Corporation, counsel for the Underwriters, an opinion dated the Closing Date, or any Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (iii) and (iv) of Paragraph (b) of this Section 6, and that the Company is a validly organized and existing corporation under the laws of the State of Delaware and that the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement. In rendering such opinion, such counsel may rely as to all matters governed other than by the laws of the State of California or Delaware or Federal laws on the opinions of counsel referred to in Paragraphs (b), (c) and
(d) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act, and the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b), and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date, or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (f) The Underwriters shall have received at or prior to the Closing Date from Gray Cary Ware & Freidenrich, A Professional Corporation, a memorandum or summary, in form and substance satisfactory to the Underwriters, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably have designated to the Company.

          (g) The Underwriters shall have received on the Closing Date, or the Option Closing Date, as the case may be, a signed letter from KPMG Peat Marwick dated the Closing Date or the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Underwriters on the date hereof, that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than five days prior to the Closing Date, or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Closing Date, or the Option Closing Date, as the case may be. All such letters shall be in form and substance satisfactory to the Underwriters.

          (h) The Underwriters shall have received on the Closing Date, or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date, or the Option Closing Date, as the case may be, each of them severally represents as follows:

              (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

              (ii) He does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Company contained in
Section 1 hereof are true and correct as of the Closing Date, or the Option Closing Date, as the case may be.

              (iii) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

          (i) The Company shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties contained herein and related matters as the Underwriters may reasonably have requested.

          (j) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market System.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriters and to Gray Cary Ware & Freidenrich, A Professional Corporation, counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date, or the Option Closing Date, as the case may be.

     In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7.   CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.  The obligations of the
          --------------------------------------------
Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date, or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8.   INDEMNIFICATION.
          ---------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriters specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls, within the meaning of the Act, the Company against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriters specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     9.   DEFAULT BY UNDERWRITERS.  If on the Closing Date or the Option Closing
          -----------------------
Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company) the non-defaulting Underwriter shall use its best efforts to procure within 24 hours thereafter one or more other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares, or the Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours the non-defaulting Underwriter shall not have procured such other Underwriter, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting
Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm
Shares or Option Shares, as the case may be, covered hereby, the other Underwriter shall be obligated to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or the non-defaulting Underwriter will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriter, or the Company except to the extent provided in
Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option
Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you as Underwriters, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter.
Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10.  NOTICES.  All communications hereunder shall be in writing and, except
          -------
as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, 101 California Street, 46th Floor, San Francisco, California 94111, Attention: Andrew T. Sheehan; if to the Company, to Microchip Technology Incorporated, 2355 West Chandler Boulevard, Chandler, Arizona 85224, Attention:
C. Philip Chapman.

     11.  TERMINATION.  This Agreement may be terminated by you by notice to the
          -----------
Company as follows:

          (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

          (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary of fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

          (c) as provided in Sections 6 or 9 of this Agreement.

This Agreement also may be terminated by you, by notice to the Company as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date, of any of the events described in subparagraph (b) above or as provided in Sections 6 or 9 of this Agreement.

     12.  SUCCESSORS.  This Agreement has been and is made solely for the
          ----------
benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

     13.  MISCELLANEOUS.  The reimbursement, indemnification and contribution
          -------------
agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

                                              Very truly yours,

                                              MICROCHIP TECHNOLOGY INCORPORATED


                                              By: _____________________________
                                                  President


The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

ALEX. BROWN & SONS INCORPORATED
DEUTSCHE MORGAN GRENFELL INC.
PRUDENTIAL SECURITIES INCORPORATED
ROBERTSON, STEPHENS & COMPANY LLC

By ALEX. BROWN & SONS INCORPORATED


By: _______________________________
    Authorized Officer

                                 SCHEDULE I

                          SCHEDULE OF UNDERWRITERS

                                                NUMBER OF FIRM SHARES
UNDERWRITER                                       TO BE PURCHASED
-----------                                     ---------------------

Alex. Brown & Sons Incorporated
Deutsche Morgan Grenfell Inc.
Prudential Securities Incorporated
Robertson, Stephens & Company LLC
                                                      ---------
TOTAL                                                 1,000,000